EXHIBIT 16.1

                                                    ____________________________

                                                    Radin, Glass & Co., LLP
                                                    ____________________________
                                                    Certified Public Accountants
                                                    360 Lexington Avenue
                                                    New York, NY 10017
                                                    www.radinglass.com
                                                    212.557.7505
                                                    Fax: 212.557.7591

August 8, 2003

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

         Re: Tangent Solutions, Inc.



Gentlemen:

We have read Item 4 included in the Form 8-K dated July 24, 2003 of Tangent Solutions, Inc. filed with the Securities and Exchange Commission and agree with such statements.



Very truly yours,


/s/ Radin Glass & Co., LLP


Certified Public Accountants